Exhibit 10.29

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT made as of the 15 day of October, 2007.

BETWEEN:

ARMONT ENERGY INC., a body corporate, having offices in the Town of Somers, in Flathead County in the State of Montana, one of the United States of America (hereinafter referred to as "Armont")

- and -

BS OIL COMPANY LTD., a body corporate, having offices in the City of Calgary, in the Province of Alberta (hereinafter referred to as "BS")

- and -

LONGSHOT OIL COMPANY, a body corporate, having offices in the Town of Somers, in Flathead County in the State of Montana, one of the United States of America (hereinafter referred to as "Longshot")

(Armont, Longshot and BS hereinafter collectively referred to as "Vendor")

- and -

MEGAWEST ENERGY CORP., a body corporate, having offices in the City of Calgary, in the Province of Alberta (hereinafter referred to as "MegaWest")

- and -

MEGAWEST ENERGY MONTANA CORP., a body corporate, having offices in the City of Calgary, in the Province of Alberta (hereinafter referred to as "MegaWest Montana")

(MegaWest and MegaWest Montana hereinafter collectively referred to as "Purchaser")

          WHEREAS Vendor wishes to sell and Purchaser wishes to purchase a portion of the interest of Vendor in and to the Assets, subject to and in accordance with the terms and conditions hereof;

          NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Parties have agreed as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires:

	(a)	"Assets" means the Petroleum and Natural Gas Rights and the Miscellaneous Interests;

	(b)	"Business Day" means a day other than a Saturday, a Sunday or a statutory holiday in Calgary, Alberta;

(c)

"Certificate" means a written certification of a matter or matters of fact which, if required from a corporation, shall be made by an officer of the corporation, on behalf of the corporation and not in any personal capacity;

	(d)	"Closing" means the closing of the purchase and sale herein provided for;

	(e)	"Closing Place" means the offices of Purchaser, or such other place as may be agreed upon in writing by Vendor and Purchaser;

	(f)	"Closing Time" means the hour of 10:00 a.m. on October 23, 2007 or such other date as may be agreed upon in writing by the Sellers and the Purchaser;

	(g)	"Lands" means the lands set out in Schedule "A" under the heading "Lands";

(h)

"Leased Substances" means all Petroleum Substances, rights to or in respect of which are granted, reserved or otherwise conferred by or under the Unit Agreements, or by or under the Title Documents (but only to the extent that the Title Documents pertain to the Lands);

	(i)	"Leases" means the leases set forth and described in Schedule "A" hereto;

	(j)	"Loma Area Farmout Agreement" means the formal agreement in the form attached as Schedule "C" hereto, to be executed and delivered by the Parties in accordance with section 2.8 hereof;

(k)

"Miscellaneous Interests" means, subject to any and all limitations and exclusions provided for in this definition, all property, assets, interests and rights pertaining to the Petroleum and Natural Gas Rights, but only to the extent that such property, assets, interests and rights pertain to the Petroleum and Natural Gas Rights;

	(l)	"Operational Agreements" means, collectively, the Teton Area Operating and Farmout Agreement, the Loma Area Operating and Farmout Agreement and the Regional AMI Agreement;

	(m)	"Party" means a party to this Agreement;

(n)

"Petroleum and Natural Gas Rights" means all rights to and in respect of the Leased Substances and the Title Documents (but only to the extent that the Title Documents pertain to the Lands), including without limitation the interests set out in Schedule "A" under the heading "Petroleum and Natural Gas Rights";

(o)

"Petroleum Substances" means any of crude oil, crude bitumen and products derived therefrom, synthetic crude oil, petroleum, natural gas, natural gas liquids, and any and all other substances related to any of the foregoing, whether liquid, solid or gaseous, and whether hydrocarbons or not, including without limitation sulphur;

(p)

"Privacy Law" means the Personal Information Protection and Electronic Documents Act (Canada), Personal Information Protection Act (Alberta), Freedom of Information and Protection of Privacy Act (Alberta), the Health Information Act (Alberta), equivalent legislation in other Provinces and Territories, all regulations thereunder, and all Commissioner orders issued pursuant thereto;

(q)	"Purchase Price" means the sum of money, Shares and Warrants set out in section 2.6;

(r)	"Regional AMI Agreement" means the formal agreement in the form attached as Schedule "D" hereto, to be executed and delivered by certain of the Parties in accordance with section 2.8 hereof;

(s)	“Share” means one share of common stock in the capital of MegaWest

(t)

“Warrant” means one non-transferable common share purchase warrant entitling the holder thereof to purchase one Share (each a “Warrant Share”) at a price per Warrant Share of $2.50 for a period of 18 months commencing on the date of Closing;

(u)

"Specific Conveyances" means all conveyances, assignments, transfers, novations and other documents or instruments that are reasonably required or desirable to convey, assign and transfer the interest of Vendor in and to the Assets to MegaWest Montana and to see MegaWest Montana recognized in the place and stead of Vendor with respect to an undivided forty percent (40%) working interest in and to the Assets;

(v)

"Take or Pay Obligations" means obligations to sell or deliver Petroleum Substances or any of them, rights to which are granted, reserved or otherwise conferred pursuant to the Title Documents, without being entitled in due course to receive and retain full payment for such Petroleum Substances;

(w)	"Teton Area Farmout Agreement" means the formal agreement in the form attached as Schedule "B" hereto, to be executed and delivered by the Parties in accordance with section 2.8 hereof;

(x)

"Third Party" means any individual or entity other than Vendor and Purchaser, including without limitation any partnership, corporation, trust, unincorporated organization, union, government and any department and agency thereof and any heir, executor, administrator or other legal representative of an individual;

(y)	"this Agreement", "herein", "hereto", "hereof" and similar expressions mean and refer to this Agreement of Purchase and Sale; and

(z)

"Title Documents" means, collectively, any and all certificates of title, leases, reservations, permits, licences, assignments, trust declarations, operating agreements, royalty agreements, gross overriding royalty agreements, participation agreements, farm-in agreements, sale and purchase agreements, pooling agreements and any other documents and agreements granting, reserving or otherwise conferring rights to (i) explore for, drill for, produce, take, use or market Petroleum Substances, (ii) share in the production of Petroleum Substances, (iii) share in the proceeds from, or measured or calculated by reference to the value or quantity of, Petroleum Substances which are produced, and (iv) rights to acquire any of the rights described in items (i) to (iii) of this definition; but only if the foregoing pertain in whole or in part to Petroleum Substances within, upon or under the Lands; including without limitation those, if any, set out in Schedule "A" under the heading "Title Document(s)".

1.2      Headings

          The expressions "Article", "section", "subsection", "clause", "subclause", "paragraph" and "Schedule" followed by a number or letter or combination thereof mean and refer to the specified article, section, subsection, clause, subclause, paragraph and schedule of or to this Agreement.

1.3      Interpretation Not Affected by Headings

          The division of this Agreement into Articles, sections, subsections, clauses, subclauses and paragraphs and the provision of headings for all or any thereof are for convenience and reference only and shall not affect the construction or interpretation of this Agreement.

1.4      Included Words

          When the context reasonably permits, words suggesting the singular shall be construed as suggesting the plural and vice versa, and words suggesting gender or gender neutrality shall be construed as suggesting the masculine, feminine and neutral genders.

1.5      Schedules

          There are appended to this Agreement the following schedules pertaining to the following matters:

Schedule "A"	-	Lands
	-	Petroleum and Natural Gas Rights

Schedule "B"	-	Form of Teton Area Operating and Farmout Agreement

Schedule "C"	-	Form of Loma Area Operating and Farmout Agreement

Schedule "D"	-	Form of Regional AMI Agreement

Schedule "E"	-	Form of Regulation S Certificate

Schedule "F"	-	Form of Rule 506 Certificate

Schedule "G"	-	Form of Questionnaire

          Such schedules are incorporated herein by reference as though contained in the body hereof. Wherever any term or condition of such schedules conflicts or is at variance with any term or condition in the body of this Agreement, such term or condition in the body of this Agreement shall prevail.

1.6      Damages

          All losses, costs, claims, damages, expenses and liabilities in respect of which a Party has a claim pursuant to this Agreement include without limitation reasonable legal fees and disbursements on a solicitor and client basis.

ARTICLE 2
PURCHASE AND SALE AND CLOSING

2.1      Purchase and Sale

          Vendor hereby agrees to sell, assign, transfer, convey and set over to Purchaser, and Purchaser hereby agrees to purchase from Vendor, an undivided forty percent (40%) interest in and to the Assets subject to and in accordance with the terms of this Agreement.

2.2      Closing

          Closing shall take place at the Closing Place at the Closing Time if there has been satisfaction or waiver of the conditions of Closing herein contained. Subject to all other provisions of this Agreement, possession, risk and beneficial ownership of an undivided forty percent (40%) interest in and to the Assets shall pass from Vendor to MegaWest Montana at the Closing Time.

2.3      Specific Conveyances

          Purchaser shall prepare the Specific Conveyances at its cost and as required, none of which shall confer or impose upon a Party any greater right or obligation than contemplated in this Agreement. All Specific Conveyances that are prepared and circulated to Vendor a reasonable time prior to the Closing Time shall be executed and delivered by the Parties at Closing. Forthwith after Closing, Purchaser shall at its cost record all Specific Conveyances that by their nature may be recorded.

2.4      Title Documents and Miscellaneous Interests

          Vendor shall deliver to Purchaser at Closing the original copies of the Title Documents and any other agreements and documents to which the Assets are subject and the original copies of contracts, agreements, records, books, documents, licences, reports and data comprising Miscellaneous Interests which are now in the possession of Vendor or of which it gains possession prior to Closing. Notwithstanding the foregoing, if and to the extent such Title

Documents, contracts, agreements, records, books, documents, licences, reports and data also pertain to interests other than the Assets, photocopies or other copies may be provided to Purchaser in lieu of original copies.

2.5      Form of Payment

          All cash payments to be made pursuant to this Agreement shall be in American funds. All cash payments to be made at Closing shall be made by certified cheque or bank draft.

2.6      Purchase Price

          The aggregate consideration to be paid by Purchaser to Vendor for an undivided forty percent (40%) interest in and to the Assets shall be $300,000.00 USD, certificates representing 500,000 Shares and certificates representing 250,000 Warrants. At Closing, Purchaser shall pay the Purchase Price to the various parties comprising Vendor or to their respective designates, all as, and in the proportions, directed by Vendor. In the event that Vendor fails to designate such payees and proportions of the Purchase Price at least three (3) days prior to Closing, the Purchasers shall satisfy their obligations under this section 2.6 by paying the Purchase Price to Longshot Oil Company, as agent for the Vendors.

2.7      Registration Rights

(a)

Subsequent to and in addition to any Registration Statement currently in existence or in progress, MegaWest shall use commercially reasonable efforts to file with the SEC as soon as is commercially reasonable after the latter of Closing and the current registration statement going effective and thereafter use commercially reasonable efforts to cause to be declared effective, a registration statement (the "Registration Statement") (on Form F-1, Form S-1, Form SB-2 or such other form that it is eligible to use) in order to register not less than the total Shares and the Warrant Shares (together the “Registrable Securities”) for resale and distribution under the 1933 Act.

(b)	The Purchaser will use its commercially reasonable efforts to:

(i)

cause the Registration Statement to become and remain effective for the period of eighteen (18) months from Closing and promptly provide to the holders of Registrable Securities (the "Sellers") copies of all filings and letters of comment from the SEC;

(ii)

prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such Registration Statement in accordance with Sellers intended method of disposition set forth in such Registration Statement for such period;

(iii)

furnish to the Sellers, at Purchaser's expense, such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as the Sellers reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such Registration Statement;

(iv)

to register or qualify the Registrable Securities covered by such Registration Statement under the securities or "blue sky" laws of such jurisdictions as reasonably requested by the Sellers, provided, however, that Purchaser shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(v)

immediately notify the Seller when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which Purchaser has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(vi)

provided same would not be in violation of the provision of Regulation FD under the Securities Exchange Act of 1934, make available for inspection by the Seller, and any attorney, accountant or other agent retained by the Seller, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of Purchaser, and cause the Purchaser’s officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the Seller, attorney, accountant or agent in connection with such Registration Statement.

(c)

In connection with each Registration Statement described in this section 2.7, the Seller shall furnish to the Purchaser in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

(d)	In conjunction with the issuance of the Shares and Warrants the Selling Shareholder agrees to provide the following:

	(i)	if the Selling Shareholder is not resident in the United States, a Certificate of Non-U.S. Shareholder (the “Regulation S Certificate”), a copy of which is set out in Schedule "E" hereto;

	(ii)	if the Selling Shareholder is resident in the United States, a Certificate of U.S. Shareholder (the “Rule 506 Certificate”), a copy of which is set out in Schedule "F" hereto; and

(iii)	a National Instrument 45-106 Investor Questionnaire (the “Questionnaire”), a copy of which is set out in Schedule "G" hereto.

2.8	Operational Agreements

At Closing, the Parties shall execute and deliver:

	(a)	the Teton Area Operating and Farmout Agreement;

	(b)	the Loma Area Operating and Farmout Agreement; and

	(c)	the Regional AMI Agreement;

Notwithstanding anything to the contrary in this Agreement, the execution and delivery of the Operational Agreements in no way affects any representations, warranties, covenants or indemnities set out in this Agreement.

ARTICLE 3
CONDITIONS OF CLOSING

3.1      Purchaser's Conditions

          The obligation of Purchaser to purchase Vendor's interest in and to the Assets is subject to the following conditions precedent, which are inserted herein and made part hereof for the exclusive benefit of Purchaser and may be waived by Purchaser:

(a)

the representations and warranties of Vendor herein contained shall be true in all material respects when made and as of the Closing Time, and a Certificate to that effect shall have been delivered by Vendor to Purchaser at Closing;

(b)

all obligations of Vendor contained in this Agreement to be performed prior to or at Closing shall have been timely performed in all material respects, and a Certificate to that effect shall have been delivered by Vendor to Purchaser at Closing;

(c)

from the date hereof to the Closing Time, the Assets shall have suffered no material, adverse damage or change, and a Certificate to that effect shall have been delivered by Vendor to Purchaser at Closing;

(d)

prior to the Closing Time, any and all preferential, pre-emptive or first purchase rights of Third Parties that become operative by virtue of this Agreement or the transaction to be effected by it shall have been exercised or waived by the holders thereof or all time periods within which such rights may be exercised shall have expired;

(e)

Vendor shall have delivered to Purchaser at or prior to Closing discharges of any security held by any Third Party encumbering Vendor's interest in and to the Assets or any part or portion thereof, which discharges are requested by Purchaser a reasonable time prior to Closing;

(f)	prior to the Closing Time, Purchaser shall have satisfied itself (in its sole discretion) as to Vendor's title to the Assets;

(g)

prior to the Closing Time, Purchaser shall have satisfied itself that there is no material environmental damage or contamination or other environmental problems pertaining to or caused by the Assets or operations thereon or related thereto; and

(h)

prior to the Closing Time, Purchaser shall have satisfied itself that there exist no existing contractual arrangements for the (i) transportation, processing and sale of the Leased Substances or (ii) provision of transportation, processing or disposal capacity or service to any Third Party.

If any one or more of the foregoing conditions precedent has or have not been satisfied, complied with, or waived by Purchaser, at or before the Closing Time, Purchaser may in addition to any other remedies which it may have available to it, rescind this Agreement by written notice to Vendor. If Purchaser rescinds this Agreement, Purchaser and Vendor shall be released and discharged from all obligations hereunder except as provided in sections 3.3 and 10.13.

3.2      Vendor's Conditions

          The obligation of Vendor to sell its interest in and to the Assets is subject to the following conditions precedent, which are inserted herein and made part hereof for the exclusive benefit of Vendor and may be waived by Vendor:

(a)

the representations and warranties of Purchaser herein contained shall be true in all material respects when made and as of the Closing Time, and a Certificate to that effect shall have been delivered by Purchaser to Vendor at Closing;

(b)

all obligations of Purchaser contained in this Agreement to be performed prior to or at Closing shall have been timely performed in all material respects, and a Certificate to that effect shall have been delivered by Purchaser to Vendor at Closing; and

(c)	all amounts to be paid by Purchaser to Vendor at Closing shall have been paid to Vendor in the form stipulated in this Agreement.

If any one or more of the foregoing conditions precedent has or have not been satisfied, complied with, or waived by Vendor, at or before the Closing Time, Vendor may in addition to any other remedies which it may have available to it, rescind this Agreement by written notice to Purchaser. If Vendor rescinds this Agreement, Purchaser and Vendor shall be released and discharged from all obligations hereunder except as provided in sections 3.3 and 10.13.

3.3      Efforts to Fulfill Conditions Precedent

          Purchaser and Vendor shall proceed diligently and in good faith and use best efforts to satisfy and comply with and assist in the satisfaction and compliance with the conditions precedent. If there is a condition precedent that is to be satisfied or complied with prior to the Closing Time, and if, by the time the condition precedent is to be satisfied or complied with, the Party for whose benefit the condition precedent exists fails to notify the other Party whether or not the condition precedent has been satisfied or complied with, the condition precedent shall be conclusively deemed to have been satisfied or complied with.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1      Representations and Warranties of Vendor

          Purchaser acknowledges that it is purchasing Vendor's interest in and to the Assets on an "as is, where is" basis, without representation and warranty and without reliance on any information provided to or on behalf of Purchaser by Vendor or any Third Party, except that Vendor makes the following representations and warranties to Purchaser, no claim in respect of which shall be made or be enforceable by Purchaser unless written notice of such claim, with reasonable particulars, is given by Purchaser to Vendor within a period of two (2) years from the Closing Time:

(a)

each Party comprising Vendor is a corporation duly organized and validly existing under the laws of the jurisdiction of incorporation of such Party, is authorized to carry on business in the State in which the Lands are located, and now has good right, full power and absolute authority to sell, assign, transfer, convey and set over the interest of Vendor in and to the Assets according to the true intent and meaning of this Agreement;

(b)

the execution, delivery and performance of this Agreement has been duly and validly authorized by any and all requisite corporate and directors' actions and will not result in any violation of, be in conflict with or constitute a default under any articles, charter, bylaw or other governing document to which any Party comprising Vendor is bound;

(c)

the execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with or constitute a default under any term or provision of any agreement or document to which any Party comprising Vendor is party or by which any Party comprising Vendor is bound, nor under any judgment, decree, order, statute, regulation, rule or license applicable to any Party comprising Vendor;

(d)

this Agreement and any other agreements delivered in connection herewith constitute valid and binding obligations of each Party comprising Vendor enforceable against each Party comprising Vendor in accordance with their terms;

(e)

no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body exercising jurisdiction over the Assets is required for the due execution, delivery and performance of this Agreement by each Party comprising Vendor, other than authorizations, approvals or exemptions from requirement therefor, previously obtained and currently in force;

(f)

Vendor has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this Agreement or the transaction to be effected by it for which Purchaser shall have any obligation or liability;

(g)

each Party comprising Vendor is sophisticated in the evaluation, purchase, and ownership of securities for investment, and in making its decision to enter into this Agreement and to consummate the transactions contemplated herein, each

Party comprising Vendor (i) has relied or shall rely on its own independent investigation and evaluation of the Shares and Warrants and MegaWest, and (ii) has satisfied itself as to the investment in the Shares;

(h)

Vendor has not alienated or encumbered the Assets or any part or portion thereof, Vendor has not committed and is not aware of there having been committed any act or omission whereby the interest of Vendor in and to the Assets or any part or portion thereof may be cancelled or determined, and the Assets are now free and clear of all liens, royalties, conversion rights and other claims of Third Parties, created by, through or under Vendor or of which Vendor has knowledge;

(i)

none of the interest of Vendor in and to the Assets is subject to any preferential, pre-emptive or first purchase rights, created by, through or under Vendor or of which Vendor is aware, that become operative by virtue of this Agreement or the transaction to be effected by it;

(j)	Vendor has not received notice from any Third Party claiming an interest in and to the Assets adverse to the interest of Vendor and Vendor has no reason to believe that any such claim may be made;

(k)

Vendor has not failed to comply with, perform, observe or satisfy any term, condition, obligation or liability which has heretofore arisen under the provisions of any of the Title Documents or any other agreements and documents to which the Assets are subject;

(l)

Vendor has not received notice of default and is not, to the knowledge, information and belief of Vendor, in any default under any obligation, agreement, document, order, writ, injunction or decree of any court or of any commission or administrative agency, which might result in impairment or loss of the interest of Vendor in and to the Assets or which might otherwise adversely affect the Assets;

(m)

no suit, action or other proceeding before any court or governmental agency has been commenced against Vendor or, to the knowledge, information and belief of Vendor, has been threatened against Vendor or any Third Party, which might result in impairment or loss of the interest of Vendor in and to the Assets or which might otherwise adversely affect the Assets or any rights to, and rights to enter upon, use or occupy the surface of any lands which are or may be used to gain access to or otherwise use the Petroleum and Natural Gas Rights and the Tangibles, or either of them;

(n)

all amounts due and payable to Third Parties prior to the date hereof and pertaining to the Assets have been fully paid, including without limitation (i) any and all ad valorem and property taxes, (ii) any and all production, severance and similar taxes, charges and assessments based upon or measured by the ownership or production of the Leased Substances or any of them or the receipt of proceeds therefor, and (iii) all amounts due and payable in connection with Permitted Encumbrances;

(o)	in respect of the Assets, there are no financial commitments of Vendor which are due as of the date hereof or which may become due by virtue of matters occurring or arising prior to the date hereof;

(p)

in respect of the Assets that are operated by Vendor, if any, Vendor holds all valid licenses, permits and similar rights and privileges that are required and necessary under applicable law to operate the Assets as presently operated;

(q)

any and all operations of Vendor, and to the knowledge, information and belief of Vendor, any and all operations by Third Parties, on or in respect of the Assets, have been conducted in accordance with good oil and gas industry practices and in material compliance with all applicable laws, rules, regulations, orders and directions of governmental and other competent authorities;

(r)

no obligations have accrued pursuant to the Title Documents that may be satisfied by the drilling of a well, the payment of compensatory royalty or the surrender of some or all of the interests granted, reserved or otherwise conferred pursuant to the Title Documents, other than obligations that have been satisfied (by means other than by the payment of compensatory royalties) or have been permanently waived;

(s)	there are no active area of mutual interest provisions in any of the Title Documents or other agreements or documents to which the Assets are subject;

(t)	Vendor is not aware of and has not received:

(i)

any orders or directives which relate to environmental matters and which require any work, repairs, construction or capital expenditures with respect to the Assets, where such orders or directives have not been complied with in all material respects; or

(ii)

any demand or notice issued with respect to the breach of any environmental, health or safety law applicable to the Assets, including without limitation, respecting the use, storage, treatment, transportation or disposition of environmental contaminants, which demand or notice remains outstanding on the date hereof;

(u)

Vendor is not a party to and Vendor's interest in and to the Assets is not otherwise bound or affected by any (i) production sales contracts pertaining to the Leased Substances or any of them that cannot be terminated on notice of 31 days or less (without an early termination penalty or other cost), (ii) gas balancing or similar agreements pertaining to the Leased Substances or any of them, (iii) agreements for the transportation, processing or disposal of the Leased Substances or any of them or substances produced in connection with the Leased Substances or any of them, (iv) agreements for the contract operation by a Third Party of the Assets or any of them, and (v) agreements to provide transportation, processing or disposal capacity or service to any Third Party;

(v)	there are no Take or Pay Obligations; and

(w)

Vendor has made diligent inquiries and searches for material documents and information relating to the Assets and for all information reasonably required to make the representations and warranties contained in this Agreement not misleading in light of the circumstances.

4.2      Representations and Warranties of Purchaser

          Purchaser makes the following representations and warranties to Vendor, no claim in respect of which shall be made or be enforceable by Vendor unless written notice of such claim, with reasonable particulars, is given by Vendor to Purchaser within a period of two (2) years from the Closing Time:

(a)

each Party comprising Purchaser is a corporation duly organized and validly existing under the laws of the jurisdiction of incorporation of such Party, is authorized to carry on business in the State in which the Lands are located, and now has good right, full power and absolute authority to purchase the interest of Vendor in and to the Assets according to the true intent and meaning of this Agreement;

(b)

the execution, delivery and performance of this Agreement has been duly and validly authorized by any and all requisite corporate and directors' actions and will not result in any violation of, be in conflict with or constitute a default under any articles, charter, bylaw or other governing document to which any Party comprising Purchaser is bound;

(c)

the execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with or constitute a default under any term or provision of any agreement or document to which Purchaser is party or by which any Party comprising Purchaser is bound, nor under any judgment, decree, order, statute, regulation, rule or license applicable to any Party comprising Purchaser;

(d)

this Agreement and any other agreements delivered in connection herewith constitute valid and binding obligations of each Party comprising Purchaser enforceable against each Party comprising Purchaser in accordance with their terms;

(e)

no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body exercising jurisdiction over the Assets is required for the due execution, delivery and performance of this Agreement by each Party comprising Purchaser, other than authorizations, approvals or exemptions from requirement therefor, previously obtained and currently in force;

(f)

Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this Agreement or the transaction to be effected by it for which Vendor shall have any obligation or liability; and

(g)

there is and, unless otherwise agreed between the Parties prior to the issuance thereof, there shall at the time of the issuance of the Shares to the Sellers be issued and outstanding no more than one hundred eighty million (180,000,000) Shares of MegaWest, subject further to outstanding options, warrants, convertible preferred stock, or convertible debt, which, if fully exercised or converted would mean that there would be a total of not more than two hundred million (200,000,000) Shares of MegaWest outstanding.

ARTICLE 5
INDEMNITIES FOR REPRESENTATIONS AND WARRANTIES

5.1      Vendor's Indemnities for Representations and Warranties

          Vendor shall be liable to Purchaser for and shall, in addition, indemnify Purchaser from and against, all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Purchaser which would not have been suffered, sustained, paid or incurred had all of the representations and warranties contained in section 4.1 been accurate and truthful, provided however that nothing in this section 5.1 shall be construed so as to cause Vendor to be liable to or indemnify Purchaser in connection with any representation or warranty contained in section 4.1 if and to the extent that Purchaser did not rely upon such representation or warranty. All such liabilities and indemnities of Vendor pursuant to this section 5.1 shall be joint and several liabilities and indemnities given by each of the Parties comprising Vendor.

5.2      Purchaser's Indemnities for Representations and Warranties

          Purchaser shall be liable to Vendor for and shall, in addition, indemnify Vendor from and against, all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Vendor which would not have been suffered, sustained, paid or incurred had all of the representations and warranties contained in section 4.2 been accurate and truthful, provided however that nothing in this section 5.2 shall be construed so as to cause Purchaser to be liable to or indemnify Vendor in connection with any representation or warranty contained in section 4.2 if and to the extent that Vendor did not rely upon such representation or warranty. All such liabilities and indemnities of Purchaser pursuant to this section 5.2 shall be joint and several liabilities and indemnities given by each of the Parties comprising Purchaser.

5.3      Time Limitation

          No claim under this Article 5 shall be made or be enforceable by a Party unless written notice of such claim, with reasonable particulars, is given by such Party to the Party against whom the claim is made within a period of two (2) years from the Closing Time.

ARTICLE 6
PURCHASER'S INDEMNITIES

6.1      General Indemnity

          Purchaser shall, to the extent of the interest in and to the Assets acquired by Purchaser pursuant to the terms of this Agreement, be liable to Vendor for and shall, in addition, indemnify Vendor from and against, all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Vendor which arise out of any matter or thing occurring or arising from and after the Closing Time and which relates to the Assets, provided however that Purchaser shall not be liable to nor be required to indemnify Vendor in respect of any losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Vendor which arise out of acts or omissions of Vendor. All such liabilities and indemnities of Purchaser pursuant to this section 6.1 shall be joint and several liabilities and indemnities given by each of the Parties comprising Purchaser.

6.2      Abandonment and Reclamation

          Purchaser shall, to the extent of the interest in and to the Assets acquired by Purchaser pursuant to the terms of this Agreement, see to the timely performance of all abandonment and reclamation obligations pertaining to the Assets which in the absence of this Agreement would be the responsibility of Vendor. Purchaser shall be liable to Vendor for and shall, in addition, indemnify Vendor from and against, all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Vendor should Purchaser fail to timely perform such obligations. All such liabilities and indemnities of Purchaser pursuant to this section 6.2 shall be joint and several liabilities and indemnities given by each of the Parties comprising Purchaser.

6.3      Environmental Matters

          Purchaser shall, to the extent of the interest in and to the Assets acquired by Purchaser pursuant to the terms of this Agreement, be liable to Vendor for and shall, in addition, indemnify Vendor from and against, all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Vendor which pertain to environmental damage or contamination or other environmental problems pertaining to or caused by the Assets or operations thereon or related thereto, however and by whomsoever caused, and whether such environmental damage or contamination or other environmental problems occur or arise in whole or in part prior to, at or subsequent to the Closing Time. Purchaser shall not be entitled to exercise and hereby waives any rights or remedies Purchaser may now or in the future have against Vendor in respect of such environmental damage or contamination or other environmental problems, whether such rights and remedies are pursuant to the common law or statute or otherwise, including without limitation, the right to name Vendor as a third party to any action commenced by any Third Party against Purchaser. Without limiting the generality of the foregoing, such environmental damage or contamination or other environmental problems shall include (i) surface, underground, air, ground water or surface water contamination, (ii) the abandonment or plugging of or failure to abandon or plug any of the Wells, (iii) the restoration or reclamation of or failure to restore or reclaim any part of the Assets, (iv) the breach of applicable government rules and regulations in effect at any time, and (v) the removal of or failure to remove foundations, structures or equipment. All such liabilities and indemnities of Purchaser pursuant to this section 6.3 shall be joint and several liabilities and indemnities given by each of the Parties comprising Purchaser.

6.4      Limitation

          Notwithstanding any other provision in this Agreement, Purchaser shall not be liable to nor be required to indemnify Vendor in respect of any losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Vendor in respect of which Vendor is liable to and has indemnified Purchaser pursuant to section 5.1, and Vendor shall not be liable to nor be required to indemnify Purchaser in respect of any losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Purchaser in respect of which Purchaser is liable to and has indemnified Vendor pursuant to section 5.2, in both cases disregarding the time limit set out in section 5.3.

ARTICLE 7
OPERATING ADJUSTMENTS

7.1      No Adjustments

          Notwithstanding any other provision in this Agreement, there shall be no adjustments made between the Parties in respect of benefits and obligations of any kind and nature relating to the operation of the Assets conveyed pursuant to this Agreement, including without limitation maintenance, development, operating and capital costs, government incentives and administration fees, royalties and other burdens, and proceeds from the sale of production, whether accruing, payable or paid and received or receivable; provided, however, that Purchaser shall be responsible to pay to Vendor all lease rentals paid by Vendor from and after September 1, 2007until such time as Payout is achieved as set forth in the respective applicable Operating and Farmin Agreements attached hereto as Schedules “B” and “C”.

ARTICLE 8
MAINTENANCE OF ASSETS

8.1      Maintenance of Assets

          Until the Closing Time, Vendor shall, to the extent that the nature of its interest permits, and subject to the Title Documents and any other agreements and documents to which the Assets are subject:

(a)

maintain the Assets in a proper and prudent manner in accordance with good oil and gas industry practices and in material compliance with all applicable laws, rules, regulations, orders and directions of governmental and other competent authorities;

(b)	pay or cause to be paid all costs and expenses relating to the Assets which become due from the date hereof to the Closing Time; and

(c)	perform and comply with all covenants and conditions contained in the Title Documents and any other agreements and documents to which the Assets are subject.

8.2      Consent of Purchaser

          Notwithstanding section 8.1, Vendor shall not, without the written consent of Purchaser, which consent shall not be unreasonably withheld by Purchaser and which, if provided, shall be provided in a timely manner:

(a)

make any commitment or propose, initiate or authorize any capital expenditure with respect to the Assets of which Vendor's share is in excess of $10,000.00, except in case of an emergency or in respect of amounts which Vendor may be committed to expend or be deemed to authorize for expenditure without its consent;

(b)	surrender or abandon any of the Assets;

(c)	amend or terminate any Title Document or any other agreement or document to which the Assets are subject, or enter into any new agreement or commitment relating to the Assets; or

(d)	sell, encumber or otherwise dispose of any of the Assets or any part or portion thereof excepting sales of the Leased Substances or any of them in the normal course of business.

ARTICLE 9
PRE-CLOSING INFORMATION

9.1      Production of Documents

          At all reasonable times from the date hereof until the Closing Time, Vendor shall make available to Purchaser and Purchaser's Counsel in Vendor's offices the following information pertaining to the Assets to which Vendor has possession or to which it has access:

(a)	all title opinions and reports;

(b)

all of the Title Documents and any other agreements and documents to which the Assets are subject including without limitation (i) production sales contracts pertaining to the Leased Substances or any of them, (ii) gas balancing or similar agreements pertaining to the Leased Substances or any of them, (iii) agreements for the transportation, processing or disposal of the Leased Substances or any of them or substances produced in connection with the Leased Substances or any of them, (iv) agreements for the contract operation by a Third Party of the Assets or any of them, and (v) agreements to provide transportation, processing or disposal capacity or service to any Third Party;

(c)	mortgages, deeds of trust, security agreements, chattel mortgages and other encumbrances affecting the Assets;

(d)	evidence with respect to the payment of all bonuses, rentals, royalties and other payments due under the Title Documents and any other agreements and documents to which the Assets are subject;

(e)	evidence with respect to the payment of all taxes, charges and assessments pertaining to the Assets;

(f)	lease records, data sheets, production records, ownership maps and surveys;

(g)	permits, easements, licenses and orders;

(h)	all documents and information relevant to environmental damage or contamination or other environmental problems pertaining to the Assets; and

(i)	accounting records, policies of insurance, consulting agreements, field contracts and other agreements relating to the operation of the Assets.

ARTICLE 10
GENERAL

10.1    Further Assurances

          Each Party will, from time to time and at all times after Closing, without further consideration, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement. Until Purchaser becomes recognized as the owner of the interest acquired from Vendor in and to the Assets pursuant to the terms of this Agreement, into the Title Documents and any other agreements and documents to which the Assets are subject, Vendor shall act as Purchaser's agent (including without limitation to serve operation notices and authorizations for expenditure) as Purchaser reasonably and lawfully directs. Purchaser shall, to the extent of the interest in and to the Assets acquired by Purchaser pursuant to the terms of this Agreement, be liable to Vendor and shall, in addition, to the extent of the interest in and to the Assets acquired by Purchaser pursuant to the terms of this Agreement, indemnify Vendor from and against, all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Vendor arising in connection with all acts or omissions of Vendor in its capacity as agent of Purchaser to the extent such acts and omissions were expressly or impliedly authorized by Purchaser.

10.2    No Merger

          The covenants, representations, warranties and indemnities contained in this Agreement shall be deemed to be restated in any and all assignments, conveyances, transfers and other documents conveying the interests of Vendor in and to the Assets to Purchaser, subject to any and all time and other limitations contained in this Agreement. There shall not be any merger of any covenant, representation, warranty or indemnity in such assignments, conveyances, transfers and other documents notwithstanding any rule of law, equity or statute to the contrary and such rules are hereby waived.

10.3    Entire Agreement

          The provisions contained in any and all documents and agreements collateral hereto shall at all times be read subject to the provisions of this Agreement and, in the event of conflict, the provisions of this Agreement shall prevail. No amendments shall be made to this Agreement unless in writing, executed by the Parties. This Agreement supersedes all other agreements, documents, writings and verbal understandings among the Parties relating to the subject matter hereof and expresses the entire agreement of the Parties with respect to the subject matter hereof.

10.4    Subrogation

          The assignment and conveyance to be effected by this Agreement is made with full right of substitution and subrogation of Purchaser in and to all covenants, representations, warranties and indemnities previously given or made by others in respect of the Assets or any part or portion thereof.

10.5    Governing Law

          This Agreement shall, in all respects, be subject to, interpreted, construed and enforced in accordance with and under the laws of the Province of Alberta and applicable laws of Canada and shall, in all respects, be treated as a contract made in the Province of Alberta. The Parties irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of Alberta and courts of appeal therefrom in respect of all matters arising out of or in connection with this Agreement.

10.6    Enurement

          This Agreement may not be assigned by a Party without the prior written consent of the other Party, which consent may be unreasonably and arbitrarily withheld. This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective administrators, trustees, receivers, successors and permitted assigns.

10.7    Time of Essence

          Time shall be of the essence in this Agreement.

10.8    Notices

          The addresses for service and the fax numbers of the Parties shall be as follows:

Vendor -	Armont Energy Inc.
BS Oil Company Ltd.
Longshot Oil Company
c/o
Armont Energy Inc.
P.O. Box 397
Somers, MT, USA
59932

Attention: Land Department
Fax: (406) 756-8126

Purchaser -	Megawest Energy Corp.
Megawest Energy Montana Corp.
c/o
Megawest Energy Corp.
800, 926 - 5th Ave. SW
Calgary, AB, Canada
T2P 0N7

Attention: Land Department
Fax: (403) 984-6343

All notices, communications and statements required, permitted or contemplated hereunder shall be in writing, and shall be delivered as follows:

(a)	by personal service on a Party at the address of such Party set out above, in which case the item so served shall be deemed to have been received by that Party when personally served;

(b)	by facsimile transmission to a Party to the fax number of such Party set out above, in which case the item so transmitted shall be deemed to have been received by that Party when transmitted; or

(c)

except in the event of an actual or threatened postal strike or other labour disruption that may affect mail service, by mailing first class registered post, postage prepaid, to a Party at the address of such Party set out above, in which case the item so mailed shall be deemed to have been received by that Party on the third Business Day following the date of mailing (the date of mailing being the Business Day immediately prior to the postmarked date of the envelope containing the notice, communication or statement or if the subject envelope has been lost or destroyed, the date of such notice, communication or statement or if undated the date of the transmittal letter accompanying the same).

A Party may from time to time change its address for service or its fax number or both by giving written notice of such change to the other Party.

10.9    Invalidity of Provisions

          In case any of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.10 Waiver

          No failure on the part of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any right or remedy in law or in equity or by statute or otherwise conferred. No waiver of any provision of this Agreement, including without limitation, this section, shall be effective otherwise than by an instrument in writing dated subsequent to the date hereof, executed by a duly authorized representative of the Party making such waiver.

10.11 Amendment

          This Agreement shall not be varied in its terms or amended by oral agreement or by representations or otherwise other than by an instrument in writing dated subsequent to the date hereof, executed by a duly authorized representative of each Party.

10.12 Agreement not Severable

          This Agreement extends to the whole of the Assets and is not severable without Purchaser's express written consent or as otherwise herein provided.

10.13 Confidentiality and Public Announcements

          Until Closing has occurred, each Party shall keep confidential all information obtained from the other Party in connection with the Assets and shall not release any information concerning this Agreement and the transactions herein provided for, without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent a Party at any time from furnishing information (i) to any governmental agency or regulatory authority or to the public if required by applicable law, provided that the Parties shall advise each other in advance of any public statement which they propose to make, (ii) in connection with obtaining consents or complying with preferential, preemptive or first purchase rights contained in Title Documents and any other agreements and documents to which the Assets are subject, or (iii) to procure the consent of Vendor's lenders.

10.14 Privacy Laws

          All disclosures of "personal information" pursuant to this Agreement shall only be carried out in compliance with applicable Privacy Laws. The Parties agree that the transaction proposed by this Agreement constitutes a "business transaction" within the meaning of Privacy Laws. Each Party agrees only to request from the other Party and each Party agrees only to provide to the other Party, "personal information" which is necessary: (a) for the Parties to determine whether to proceed with the transaction contemplated by this Agreement; and (b) if the Closing is to occur, for the Parties to carry out and complete the Closing. The Parties agree that the collection, use and disclosure of "personal information" is restricted to the purposes that relate to the transaction contemplated by this Agreement.

          If Closing occurs, Purchaser hereby undertakes to use and disclose the "personal information" about Third Parties that is obtained from Vendor only for those purposes for which the information was initially collected from or in respect of such Third Parties. The Parties acknowledge and agree that the "personal information" which is provided by Vendor to Purchaser shall be: (a) information that relates solely to the Assets; and (b) information that relates solely to carrying out the objects for which the Closing occurs.

          If Closing does not occur, Purchaser shall destroy or turn over (at the option of Vendor) to Vendor all of the "personal information" obtained in contemplation of Closing and still in the custody of (or under the control of) Purchaser.

10.15 Securities Act Disclosure

          Vendor covenants and agrees to provide Purchaser, its personnel and advisors (including, without limitation, any auditors, accountants, legal, engineering and environmental advisors engaged by Purchaser) such information and to make available such of Vendor's personnel as may be reasonably required by Purchaser to satisfy the disclosure obligations of Purchaser relating to the Assets and now or hereafter arising under any national instrument or local securities commission rule.

10.16 Infrastructure

          Following the Closing Time, where Purchaser determines that it is in the best interests of the Parties to construct and install transmission pipelines, up-grader plants, or other such infrastructure, it shall deliver to Vendor a plan for development and AFE in respect of such infrastructure project. Vendor shall have the option to participate in the ownership and costs of such infrastructure project. Should Vendor determine not to participate in such project, Purchaser may assess a reasonable fee against the revenue generated by the Vendor's working interest in the lands serviced by such infrastructure project.

10.17 Limitation on Damages

          For the breach or non-performance by any Party of any representation, warranty, covenant, or agreement contained in this Agreement, the liability of the obligor shall be limited to direct actual damages only, except to the extent that the obligee is entitled to specific performance or injunctive relief. AS BETWEEN THE PARTIES, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY AS THE RESULT OF A BREACH OR A VIOLATION OF ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT, OR CONDITION CONTAINED IN THIS AGREEMENT FOR SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS, OR OTHER BUSINESS INTERRUPTION DAMAGES, IN TORT, IN CONTRACT, UNDER ANY INDEMNITY PROVISION, ARISING BY OPERATION OF LAW (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY), OR OTHERWISE. WITH RESPECT TO CLAIMS BY THIRD PERSONS, A PARTY MAY RECOVER FROM THE OTHER PARTY ALL COSTS, EXPENSES, OR DAMAGES (INCLUDING, WITHOUT LIMITATION, SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES), LOST PROFITS, AND OTHER BUSINESS INTERRUPTION DAMAGES IN ADDITION TO ACTUAL DIRECT DAMAGES PAID OR OWED TO ANY SUCH THIRD PERSON IN SETTLEMENT OR SATISFACTION OF CLAIMS AS TO WHICH THE RELEVANT PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER.

10.18 Counterpart Execution

          This Agreement may be executed in counterpart, no one copy of which need be executed by Vendor and Purchaser. A valid and binding contract shall arise if and when counterpart execution pages are executed and delivered by Vendor and Purchaser.

          IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.

ARMONT ENERGY INC.		BS OIL COMPANY LTD.

Per:	/s/ signed	Per:	/s/ Geoffrey Say

Per:		Per:

LONGSHOT OIL COMPANY.		MEGAWEST ENERGY CORP.

Per:	/s/ signed	Per:	/s/ George Stapleton, II

Per:		Per:

MEGAWEST ENERGY MONTANA CORP.

Per:	/s/ George Stapleton, II

Per:

THE FOLLOWING 5 PAGES COMPRISE SCHEDULE "A" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 15 DAY OF OCTOBER, 2007 BETWEEN ARMONT ENERGY INC., BS OIL COMPANY LTD., LONGSHOT OIL COMPANY, MEGAWEST ENERGY CORP. AND MEGAWEST ENERGY MONTANA CORP.

Loma Area

Lease Date	Lease/Acreage	Land Description	Assigned Interest
January 14, 2007	Lippard Clawitter Foundation 76% Mineral Interest (6,575.03 gross acres) (4,977.5 net acres)	Twp 26N Rge 10E Section 13, 23–26, all Section 22 E2, SE4; Section 34 NE4; Section 35 Lots 1 & 2, N2, N2SW4, SE4 Twp 26N Rge 11E Section 7 Lots 3 & 4, W2E2SW4, W2E2E2SW4, SE4SE4; Section 17 N2, SW4, W2SE4, SE4SE4; Section 18 Lots 2, 3 & 4, E2W2, E2; Section 19 Lots 1, 2 & 6, E2NW4, NE4; Section 20 Lots 1, 2 & 6, NE4, N2NW4, SE4NW4, NE4SE4; Section 30 Lots 2, 6, 7, 8, 9 & 13; Section 31 Lots 1 & 6 Twp 25N Rge 10E Section 1 Lots 3 & 4; Section 2 Lots 1 & 2	40%
October 11, 2006	Gary Lippard 20% Mineral Interest (6,575.03 gross acres) (1,341.02 net acres)	Twp 26N Rge 10E Sections 13, 23, 26, all; Section 22 E2, SE4 Twp 26N Rge 11E Section 17 N2, SW4, W2SE4, SE4SE4; Section 18 Lots 2, 3 & 4, E2W2, E2; Section 19 Lots 1, 2 & 6, E2NW4, NE4; Section 20 Lots 1, 2 & 6, NE4, N2NW4, SE4NW4, NE4SE4	40%
March 6, 2007	State of Montana (640 acres)	Twp 26N Rge 10E Section 36, all	40%

Teton Area

Lease Date	Lease/Acreage	Land Description	Assigned Interest
September 16, 2007	Triangle N Farms, Inc. (6,200 acres)	Twp 24N Rge 6E Section 1 NE4SE4, S2SE4; Section 12 NE4, N2SE4 Twp 24N Rge 7E Section 4 Lots 2, 3 & 4, SW4NW4, N2SW4, SE4SW4; Section 5 Lots 1, 2, 3 & 4, S2N2, S2; Section 6 Lots 7 & 8, E2SE4, SE4; Section 7 Lots 1, 2, 3 & 4, E2W2, E2; Section 8 N2; Section 9 NW4, E2NE4, S2; Section 10 NW4, W2NE4, S2; Section 14 S2SW4; Section 15 SW4, S2SE4; Section 17, all; Section 18 NE4, E2E2NW4; Section 20 N2; Section 21 E2, NE4NW4; Section 22 W2, NE4, W2SE4; Section 23 W2NE4, NW4, E2SW4, N2SE4; Section 31 S2SW4, NW4SW4, SW4SE4	40%
September 22, 2005	Mark N. Squires Revocable Living Trust (880 acres)	Twp 24N Rge 7E Section 11 SW4SW4, W2SE4, SE4SE4, SW4NE4; Section 13 W2NW4, NW4SW4; Section 14 NW4NW4, NE4NE4, S2NE4, N2S2; Section 15 NE4, N2SE4	40%
September 22, 2005	Helen Van Horn (2160 acres)	Twp 24N Rge 7E Section 15 NW4; Section 20 E2SE4; Section 21 SW4, S2NW4, NW4NW4; Section 28 N2; Section 29 NE4NE4; Section 30 NE4; Section 31 W2, SE4; Section 32 NE4; Section 33 NW4	40%
September 23, 2005	Damon Molinario (160 acres)	Twp 24N Rge 7E Section 19 SW4	40%
September 23, 2005	James Olson (1720 acres)	Twp 23N Rge 6E Section 1 NE4, NE4NW4, N2SE4, NE4SW4 Twp 23N Rge 7E Section 5 N2; Section 6 NE4, N2NE4, E2SE4; Section 7 E2NE4, NE4SE4; Section 8 N2NW4, NE4SW4 Twp 24N Rge 7E Section 10 S2; Section 28 N2NE4; Section 31 W2SW4, SE4SW4, SW4SE4	40%

Lease Date	Lease/Acreage	Land Description	Assigned Interest
September 24, 2005	Terry Jewell (1320 acres)	Twp 24N Rge 7E Section 8 S2; Section 20 SW4, W2SE4; Section 29 NW4, W2NE4, SE4NE4, N2SW4, N2SE4; Section 32 S2	40%
October 12, 2005	Gary Argenbright & Argenbright Farms (2120 acres)	Twp 23N Rge 6E Section 1 W2W2, S2SE4, SE4SW4; Section 2 NE4, E2SE4, S2SW4, NW4SW4, W2NW4 Sec 2 Twp 24N Rge 6E Section 26 W2; Section 33 E2; Section 34 N2 Twp 24N Rge 7E Section 22 E2SE4; Section 23 W2NW4; Section 27 N2NW4; Section 29 S2S2; Section 31 NE4; Section 32 NW4	40%
October 12, 2005	Larry Emmett (600 acres)	Twp 24N Rge 6E Section 22 S2, NE4, E2NW4, SW4NW4	40%
October 13, 2005	Hardway Ranch (320 acres)	Twp 24N Rge 6E Section 34 S2	40%
October 13, 2005	William A & Mary Ellen Vischer (480 acres)	Twp 24N Rge 6E Section 27 W2; Section 28 N2SE4, S2NE4	40%
October 14, 2005	Martin & Toni Molinario (2275.04 acres)	Twp 24N Rge 6E Section 12 S2SE4; Section 13 NE4, E2SE4; Section 23 W2; Section 24 E2; Section 25 S2, NE4, E2NW4; Section 27 E2 Twp 24N Rge 7E Section 13 SE4, S2NE4, S2SW4, NE4SW4; Section 14 S2SE4; Section 18 S2, W2E2NW4, W2NW4; Section 19 E2NW4, NE4, SE4; Section 23 E2NE4; Section 24 N2, N2S2, S2SE4; Section 30 S2, NW4	40%
November 1, 2005	Triple E Incorporated (640 acres)	Twp 24N Rge 6E Section 23 E2; Section 24 W2	40%
November 2, 2005	Robert Jacobson for Mountain View Land & Grain (480 acres)	Twp 24N Rge 6E Section 35 S2, S2N2	40%

Lease Date	Lease/Acreage	Land Description	Assigned Interest
November 12, 2005	Castor Farm 50% Mineral Interest (1160 gross acres) (580 net acres)	Twp 24N Rge 6E Section 21, all; Section 22 NW4NW4; Section 25 W2NW4; Section 26 NE4, N2SE4; Section 28 N2N2	40%
November 15, 2005	Marilyn Porter Trust 50% Mineral Interest (1160 gross acres) (580 net acres)	Twp 24N Rge 6E Section 21, all; Section 22 NW4NW4; Section 25 W2NW4; Section 26 NE4, N2SE4; Section 28 N2N2	40%
December 6, 2005	State of Montana OG–36274–05 (640 acres)	Twp 24N Rge 6E Section 36, all	40%
December 6, 2005	State of Montana OG–36275–05 (480 acres)	Twp 24N Rge 7E Section 33 NE4, S2	40%
April 1, 2006	Maxine Rupp (240 acres)	Twp 24N Rge 6E Section 26 S2SE; Section 35 N2N2	40%
June 6, 2006	State of Montana OG–36812–06 (320.18 acres)	Twp 23N Rge 6E Section 2 Lots 3&4, S2NW4, N2SW4, W2SE4	40%
June 6, 2006	State of Montana OG–36813–06 (160 acres)	Twp 23N Rge 6E Section 3 SW4SE4, N2SW4, SE4SW4	40%
March 6, 2007	State of Montana OG–37368–07 (650.04 acres)	Twp 24N Rge 8E Section 6 Lots 1–7; SE4NW4, S2NE4, SE4, E2SW4	40%
March 6, 2007	State of Montana OG–37369–07 (320 acres)	Twp 24N Rge 8E Section 7 E2	40%
March 6, 2007	State of Montana OG–37370–07 (40 acres)	Twp 24N Rge 8E Section 8 SE4SE4	40%
March 6, 2007	State of Montana OG–37372–07 (640 acres)	Twp 24N Rge 8E Section 16, all	40%
March 6, 2007	State of Montana OG–37373–07 (45 acres)	Twp 24N Rge 8E Section 17 NE4NE4 and the bed of the Teton River from low–water mark to low– water mark, all abandoned channels within the original GLO meandered survey, all islands vertically emerging from between the low–water marks after November 8, 1889 and their accretions	40%

Lease Date	Lease/Acreage	Land Description	Assigned Interest
April 18, 2007	Kalanick Ranch, Incorporated (2,720 acres)	Twp 24N Rge 7E Section 1 SW4, S2SE4, W2NW4; Section 2 SE4; Section 11 N2NE4; Section 12 N2N2, S2SE4, NE4SE4, SE4SW4; Section 13 N2NE4, E2NW4 Twp 24N Rge 7E Section 7 SW4; Section 17 S2, NW4, S2NE4, NE4SE4, SE4SW4; Section 18 N2, N2S2, S2SE4, SE4SW4; Section 20 N2, SE4	40%

THE FOLLOWING 55 PAGES COMPRISE SCHEDULE "B" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 15 DAY OF OCTOBER, 2007 BETWEEN ARMONT ENERGY INC., BS OIL COMPANY LTD., LONGSHOT OIL COMPANY, MEGAWEST ENERGY CORP. AND MEGAWEST ENERGY MONTANA CORP.

THE FOLLOWING 51 PAGES COMPRISE SCHEDULE "C" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 15 DAY OF OCTOBER, 2007 BETWEEN ARMONT ENERGY INC., BS OIL COMPANY LTD., LONGSHOT OIL COMPANY, MEGAWEST ENERGY CORP. AND MEGAWEST ENERGY MONTANA CORP.

THE FOLLOWING 48 PAGES COMPRISE SCHEDULE "D" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 15 DAY OF OCTOBER, 2007 BETWEEN ARMONT ENERGY INC., BS OIL COMPANY LTD., LONGSHOT OIL COMPANY, MEGAWEST ENERGY CORP. AND MEGAWEST ENERGY MONTANA CORP.

THE FOLLOWING 5 PAGES COMPRISE SCHEDULE "E" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 15 DAY OF OCTOBER, 2007 BETWEEN ARMONT ENERGY INC., BS OIL COMPANY LTD., LONGSHOT OIL COMPANY, MEGAWEST ENERGY CORP. AND MEGAWEST ENERGY MONTANA CORP.

CERTIFICATE OF NON-U.S. SHAREHOLDER

In connection with the issuance of common stock (the “Pubco Shares”) of MEGAWEST ENERGY CORP., a British Columbia corporation (“Pubco”), to the undersigned, pursuant to that certain Agreement of Purchase and Sale dated October *, 2007 (the “Agreement”), among Pubco, MegaWest Energy Montana Corp., Armont Energy Inc., BS Oil Company Ltd. and Longsghot Oil Company (each, a “Selling Shareholder”), the undersigned Selling Shareholder hereby agrees, acknowledges, represents and warrants that:

          1.      the undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

          2.      none of the Pubco Shares have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

          3.      the Selling Shareholder understands and agrees that offers and sales of any of the Pubco Shares prior to the expiration of a period of one year after the date of original issuance of the Pubco Shares (the one year period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

          4.      the Selling Shareholder understands and agrees not to engage in any hedging transactions involving any of the Pubco Shares unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

          5.      the Selling Shareholder is acquiring the Pubco Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Pubco Shares in the United States or to U.S. Persons;

          6.      the Selling Shareholder has not acquired the Pubco Shares as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the U.S.

Securities Act) in the United States in respect of the Pubco Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Pubco Shares; provided, however, that the Selling Shareholder may sell or otherwise dispose of the Pubco Shares pursuant to registration thereof under the U.S. Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

          7.      the statutory and regulatory basis for the exemption claimed for the sale of the Pubco Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act or any applicable state and provincial securities laws;

          8.      Pubco has not undertaken, and will have no obligation (expect as provided for pursuant to the agreement to which this Schedule is made a part of), to register any of the Pubco Shares under the U.S. Securities Act;

          9.      Pubco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Selling Shareholder contained in the Agreement and this Certificate, and the Selling Shareholder will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Selling Shareholder not being true and correct;

          10.      the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Pubco Shares and, with respect to applicable resale restrictions, is solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

          11.      the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Pubco in connection with the acquisition of the Pubco Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Pubco without unreasonable effort or expense;

          12.      the books and records of Pubco were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Pubco Shares under the Agreement have been made available for inspection by the undersigned, the undersigned’s attorney and/or advisor(s);

          13.      the undersigned:

(a)

is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the undersigned is resident (the “International Jurisdiction”) which would apply to the acquisition of the Pubco Shares;

(b)

the undersigned is acquiring the Pubco Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the undersigned is permitted to acquire the Pubco Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)

the applicable securities laws of the authorities in the International Jurisdiction do not require Pubco to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Pubco Shares; and

(d)	the acquisition of the Pubco Shares by the undersigned does not trigger:

	(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

	(ii)	any continuous disclosure reporting obligation of Pubco in the International Jurisdiction; and

the undersigned will, if requested by Pubco, deliver to Pubco a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 13(c) and 13(d) above to the satisfaction of Pubco, acting reasonably;

          14.      the undersigned (i) is able to fend for itself in connection with the acquisition of the Pubco Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Pubco Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

          15.      the undersigned is not aware of any advertisement of any of the Pubco Shares and is not acquiring the Pubco Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

          16.      no person has made to the undersigned any written or oral representations:

(a)	that any person will resell or repurchase any of the Pubco Shares;

(b)	that any person will refund the purchase price of any of the Pubco Shares;

(c)	as to the future price or value of any of the Pubco Shares; or

(d)

that any of the Pubco Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Pubco Shares on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

          17.      none of the Pubco Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Pubco Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

          18.      the undersigned is outside the United States when receiving and executing this Agreement and is acquiring the Pubco Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Pubco Shares;

          19.      neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Pubco Shares;

          20.      the Pubco Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

          21.      the undersigned acknowledges and agrees that Pubco shall refuse to register any transfer of Pubco Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

          22.      the undersigned understands and agrees that the Pubco Shares will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

          23.      the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

Date:_______________________________, 2007

Signature

Print Name

Title (if applicable)

Address

THIS AND THE FOLLOWING 5 PAGES COMPRISE SCHEDULE "F" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 15 DAY OF OCTOBER, 2007 BETWEEN ARMONT ENERGY INC., BS OIL COMPANY LTD., LONGSHOT OIL COMPANY, MEGAWEST ENERGY CORP. AND MEGAWEST ENERGY MONTANA CORP.

CERTIFICATE OF U.S. SHAREHOLDER

In connection with the issuance of common stock (the “Pubco Shares”) of MEGAWEST ENERGY CORP., a British Columbia corporation (“Pubco”), to the undersigned, pursuant to that certain Agreement of Purchase and Sale dated October *, 2007 (the “Agreement”), among Pubco, MegaWest Energy Montana Corp., Armont Energy Inc., BS Oil Company Ltd. and Longshot Oil Company (each, a “Selling Shareholder”), the undersigned Selling Shareholder hereby agrees, acknowledges, represents and warrants that:

          1.      the undersigned satisfies one or more of the categories of "Accredited Investors", as defined by Regulation D promulgated under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), as indicated below: (Please initial in the space provide those categories, if any, of an "Accredited Investor" which the undersigned satisfies.)

______	Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000.

______	Category 2	A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000.

______	Category 3

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

______	Category 4

A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors.

______	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).

______	Category 6	A director or executive officer of the Company.

______	Category 7

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act.

______	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that for any of the Selling Shareholders claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years' federal income tax returns or other appropriate documentation to verify and substantiate the Subscriber's status as an Accredited Investor.

If the Selling Shareholder is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

______________________________________________________________________

          2.      none of the Pubco Shares have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

          3.      the Selling Shareholder understands and agrees that offers and sales of any of the Pubco Shares shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

          4.      the Selling Shareholder understands and agrees not to engage in any hedging transactions involving any of the Pubco Shares unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

          5.      the Selling Shareholder is acquiring the Pubco Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Pubco Shares in the United States or to U.S. Persons;

          6.      Pubco has not undertaken, and will have no obligation (expect as provided for pursuant to the agreement to which this Schedule is made a part of), to register any of the Pubco Shares under the U.S. Securities Act;

          7.      Pubco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Selling Shareholder contained in the Agreement and this Certificate, and the Selling Shareholder will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Selling Shareholder not being true and correct;

          8.      the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Pubco Shares and, with respect to applicable resale restrictions, is solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

          9.      the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Pubco in connection with the acquisition of the Pubco Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Pubco without unreasonable effort or expense;

          10.      the books and records of Pubco were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Pubco Shares under the Agreement have been made available for inspection by the undersigned, the undersigned’s attorney and/or advisor(s);

          11.      the undersigned:

(a)

is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the undersigned is resident (the “International Jurisdiction”) which would apply to the acquisition of the Pubco Shares;

(b)

the undersigned is acquiring the Pubco Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the undersigned is permitted to acquire the Pubco Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)	the applicable securities laws of the authorities in the International Jurisdiction do not require Pubco to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Pubco Shares; and

(d)	the acquisition of the Pubco Shares by the undersigned does not trigger:

	(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

	(ii)	any continuous disclosure reporting obligation of Pubco in the International Jurisdiction; and

the undersigned will, if requested by Pubco, deliver to Pubco a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 11(c) and 11(d) above to the satisfaction of Pubco, acting reasonably;

          12.      the undersigned (i) is able to fend for itself in connection with the acquisition of the Pubco Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Pubco Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

          13.      the undersigned is not aware of any advertisement of any of the Pubco Shares and is not acquiring the Pubco Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

          14.      no person has made to the undersigned any written or oral representations:

(a)	that any person will resell or repurchase any of the Pubco Shares;

(b)	that any person will refund the purchase price of any of the Pubco Shares;

(c)	as to the future price or value of any of the Pubco Shares; or

(d)

that any of the Pubco Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Pubco Shares on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

          15.      none of the Pubco Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Pubco Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

          16.      the undersigned is acquiring the Pubco Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Pubco Shares;

          17.      neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Pubco Shares;

          18.      the undersigned acknowledges and agrees that Pubco shall refuse to register any transfer of Pubco Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

          19.      the undersigned understands and agrees that the Pubco Shares will bear the following legend:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

          20.      the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.

IN WITNESS WHEREOF, I have executed this Certificate of U.S. Shareholder.

Date:_______________________________, 2007
Signature

Print Name

Title (if applicable)

Address

THIS AND THE FOLLOWING 2 PAGES COMPRISE SCHEDULE "G" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 15 DAY OF OCTOBER, 2007 BETWEEN ARMONT ENERGY INC., BS OIL COMPANY LTD., LONGSHOT OIL COMPANY, MEGAWEST ENERGY CORP. AND MEGAWEST ENERGY MONTANA CORP.

NATIONAL INSTRUMENT 45-106 INVESTOR QUESTIONNAIRE

In connection with the issuance of common stock (the “Pubco Shares”) of MEGAWEST ENERGY CORP., a British Columbia corporation (“Pubco”), to the undersigned, pursuant to that certain Agreement of Purchase and Sale dated October *, 2007 (the “Agreement”), among Pubco, MegaWest Energy Montana Corp., Armont Energy Inc., BS Oil Company Ltd. and Longshot Oil Company (each, a “Selling Shareholder”), the undersigned Selling Shareholder hereby agrees, acknowledges, represents and warrants that:

(The purpose of this Questionnaire is to assure Pubco that the Selling Shareholders will meet certain requirements for the registration and prospectus exemptions provided for under National Instrument 45-106 (“NI 45-106”), as adopted by the British Columbia Securities Commission in respect to the issuance of the Pubco Shares pursuant to the Transaction. Pubco will rely on the information contained in this Questionnaire for the purposes of such determination.)

1.	the Selling Shareholder is (check one or more of the following boxes):		[ ]

	(a)	a director, executive officer, employee or control person of Pubco or an affiliate of Pubco	[ ]

	(b)	a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of Pubco or an affiliate of Pubco	[ ]

	(c)	a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of Pubco or an affiliate of Pubco	[ ]

	(d)	a close personal friend of a director, executive officer or control person of Pubco or an affiliate of Pubco	[ ]

	(e)	a close business associate of a director, executive officer or control person of Pubco or an affiliate of Pubco	[ ]

	(f)	a founder of Pubco or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of Pubco	[ ]

	(g)	a parent, grandparent, brother, sister or child of the spouse of a founder of Pubco	[ ]

(h)

a company, partnership or other entity which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies as described in paragraphs (a) to (g) above

[ ]

	(i)	purchasing the Pubco Shares as principal with an aggregate value of more than CDN$150,000	[ ]

(j)	an accredited investor	[ ]

2.

if the Selling Shareholder has checked one or more of boxes b, c, d, e, f, g or h in section 1 above, the director(s), executive officer(s), control person(s) or founder(s) of Pubco with whom the Selling Shareholder has the relationship is:

(Instructions to Selling Shareholder: fill in the name of each director, executive officer, founder and control person which you have the above- mentioned relationship with. If you have checked box h, also indicate which of a to g describes the security holders or directors which qualify you as box h and provide the names of those individuals. Please attach a separate page if necessary).

3.

If the Subscriber has ticked box j in section 1 above, the Selling Shareholder acknowledges and agrees that Pubco shall not consider the Selling Shareholder’s request for Pubco Shares for acceptance unless the undersigned provides to Pubco:

	(i)	the information required in sections 4 and 5; and

	(ii)	such other supporting documentation that Pubco or its legal counsel may request to establish the Selling Shareholder’s qualification as an Accredited Investor;

4.

the Selling Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction and the Selling Shareholder is able to bear the economic risk of loss arising from such Transaction;

5.	the Selling Shareholder satisfies one or more of the categories of “accredited investor” (as that term is defined in NI 45-106) indicated below (please check the appropriate box):

[ ]

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets (as defined in NI 45-106) having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds CDN$1,000,000;

[ ]

an individual whose net income before taxes exceeded CDN$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

[ ]	an individual who, either alone or with a spouse, has net assets of at least CDN$5,000,000;

[ ]	an entity, other than an individual or investment fund, that has net assets of at least CDN$5,000,000 as shown on its most recently prepared financial statements;

[ ]

an entity registered under the securities legislation of a jurisdiction of Canada as an advisor or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador), or any entity organized in a foreign jurisdiction that is analogous to any such person or entity; or

[ ]

an entity in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors.

The Selling Shareholder acknowledges and agrees that the Selling Shareholder may be required by Pubco to provide such additional documentation as may be reasonably required by Pubco and its legal counsel in determining the Selling Shareholder’s eligibility to acquire the Pubco Shares under relevant securities legislation.

                   IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ____ day of ________________________, 2007.

Date:_______________________________, 2007
Signature

Print Name

Title (if applicable)

Address